UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2005
Date of Report (Date of earliest event reported)

MSX International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49821	38-3323099
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1950 Concept Drive, Warren, Michigan
(Address of principal executive offices)

48091
(Zip Code)

(248) 299-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The agreements for the disposition of MSX International’s U.K. engineering and staffing business, and for one of its German subsidiaries, Cadform MSX Engineering GmbH (“Cadform”), discussed under Item 2.01, are included for reference as exhibits to this Form 8-K.

The Business Sale Agreement related to our U.K. disposition includes provisions for the escrow of a portion of the purchase price. This provision primarily relates to the collection of certain customer accounts receivable, which we anticipate will occur over the next several months. The agreement also includes non-competition clauses and certain customary warranties by MSX International Limited and MSX International, Inc.

As highlighted in the English translation of the Purchase and Sale Agreement for Cadform, prior to concluding the sale, MSX International Engineering GmbH (Cadform’s parent company) contributed 1 million euro of additional equity to Cadform and purchased certain real property from Cadform for 1.3 million euro.

In connection with the U.K. engineering and staffing business disposition, we executed Amendment No. 2 to our Amended and Restated Credit Agreement dated as of August 1, 2003. The amendment provisions related to the use of asset sale proceeds. During 2004, we concluded Amendment No. 1 to our Amended and Restated Credit Agreement, which was entered into to clarify certain administrative and technical provisions immediately prior to syndicating the agreement to two additional lenders. The amendments are included for reference as exhibits to this Form 8-K.

ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 1, 2005, MSX International completed the disposition of substantially all the engineering and staffing businesses of MSX International Limited, a U.K. subsidiary. MSX International Limited continues to deliver technical business services and vendor management programs to customers. A newly organized subsidiary of ARRK Product Development Group Ltd. acquired the U.K. businesses for a purchase price at closing of approximately 3.6 million pounds before related fees. The net assets related to the sold businesses total approximately 2 million pounds. The net assets and associated purchase price are subject to final adjustments based on the July 3, 2005 closing balances.

Earlier in June 2005, MSX International completed the disposition of Cadform, which is not considered a significant subsidiary. Both, the U.K. and German businesses described above comprised a portion of the discontinued operations that are reflected as assets and liabilities held for sale in our historical consolidated financial statements.

ITEM 9.01.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits:

	10.1	Business Sale Agreement relating to the sale and purchase of the Engineering and Technical Staffing Services Businesses of MSX International Limited.

	10.2	English translation of the Purchase and Sale Agreement.

	10.3	Amendment No. 1 to Amended and Restated Credit Agreement dated as of August 1, 2003 between MSX International, Inc., the Borrowing Subsidiaries, and Bank One, NA.

	10.4	Amendment No. 2 to Amended and Restated Credit Agreement dated as of August 1, 2003 between MSX International, Inc., the Borrowing Subsidiaries, and Bank One, NA.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  July 8, 2005

MSX INTERNATIONAL, INC.

By:	/s/ Frederick K. Minturn

Frederick K. Minturn
Executive Vice President and
Chief Financial Officer
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